UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 20, 2011

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

      Washington                    333-103331                  03-0377717

State of Incorporation         Commission File No.           I.R.S. Employer

                                                           Identification No.

3773 West 5th Avenue, Ste. 301, Post Falls, ID                        83854

(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number  (208)457-9442

(Registrant’s former name and address)

12314 East Broadway Avenue, Spokane Valley, WA 99212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2011, the shareholders of Genesis Financial, Inc. re-elected John Coghlan and Michael Kirk as members of the Company’s board of directors. Additionally, the shareholders elected Virginia Walters as a member of the board of directors.

The directors subsequently nominated new officer positions:  John Coghlan will act as President, CEO and CFO.  Michael Kirk will act as Secretary.  Ms. Walters will act as corporate Treasurer.

For the past five years, Ms. Walters has been an employee of Genesis Financial.  She has acted in a variety of roles, including, accounting manager and custodian of the corporate records.  Her role has included assisting company president and board of directors in the preparation of internal reports relating to the company’s real estate receivables investment business. Ms. Walter’s skills and attributes demonstrated in these positions over the past five years qualify her for promotion to the office of secretary and as a member of the board of directors.

Item 8.01  Other Events

On October 20, 2011, the Company changed its principal executive offices to 3773 West 5th Avenue, Suite 301, Post Falls, ID 83854.  We entered into a month-to-month tenancy.  Our monthly rent is $750.  The leasehold is owned by West 3773 Fifth, LLC, 100% owned by John and Wendy Coghlan.  John Coghlan is the chairman of our board of directors, President, CEO, CFO and majority shareholder.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: October 21, 2011

                                             /S/ John Coghlan

By: John Coghlan

Title: President